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Exhibit 10.17.1

AMENDMENT NO. 1 TO
NOTE PURCHASE AGREEMENT

        This Amendment No. 1 to Note Purchase Agreement ("Amendment No. 1") is entered into as of February 19, 1999 by and between Displaytech, Inc., a Colorado corporation (the "Issuer" or the "Company") and Hewlett-Packard Company, a Delaware corporation (the "Purchaser"), and amends the Note Purchase Agreement dated February 12, 1999 between the Issuer and the Purchaser (the "Purchase Agreement").

        The Purchase Agreement is hereby amended as follows:

          1.     Section 1.1 shall be amended to add the following definition between the definitions of "First Disbursement Note" and "GAAP": "Fourth Disbursement Note" has the meaning set forth in Section 2.2(a) herein."

          2.     Section 2.2 is hereby amended in its entirety to read as follows (changes underlined):

    "Section 2.2 Forms and Dating of Notes.

            (a)   The Notes shall be in substantially the form of Exhibit C attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable law. The Notes shall be issued in the Principal amounts of $2,000,000, $3,000,000, $3,000,000, and $2,000,000 (the "First Disbursement Note", the "Second Disbursement Note", the "Third Disbursement Note" and the "Fourth Disbursement Note," respectively).

            (b)   On the First Closing Date, the Issuer agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Issuer, the First Disbursement Note. The First Disbursement Note shall be dated as of the First Closing Date. As soon as practicable after the First Closing and provided that the Issuer has received written consent of Transamerica Business Credit Corporation to the issuance of additional debt by the Issuer, the Issuer agrees to issue and sell to the Purchaser and the Purchaser agrees to purchase from the Issuer, the Second Disbursement Note. Subject to the terms and conditions of Section 2.3 of this Agreement, the Issuer agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Issuer, the Third Disbursement Note and the Fourth Disbursement Note (collectively, the Conditional Notes"). Each Conditional Note shall be dated as of its respective Closing Date."

          3.     Section 3.1 is hereby amended by adding the following sentence to the end of that paragraph: "After the conditions of Section 2.2(b) have been met by the Issuer, the closing of the issuance and sale of the Second Disbursement Note shall be held at the offices of the Issuer, in Colorado, at a date and time specified by the Issuer or at such other place or date and time as the parties shall mutually agree.

          4.     Section 8.6 is hereby amended in its entirety to read as follows (changes underlined):

    "Section 8.6.

            (a)   Except as set forth in Section 8.6(b) below with respect to a Qualified Public Offering:

              (i)    Prior to the earlier of the issuance of the Fourth Disbursement Note under this Agreement or the delivery of an Unfavorable Responsive Notice under Section 2.3 of this Agreement, the Issuer will not sell any further equity interest in itself, other than the Notes pursuant to this Agreement or pursuant to currently existing rights to purchase Current Outstanding Common Stock or rights granted under the New Plan or the Issuer's 1988 Incentive Stock Option Plan (which expired on October 11, 1998).

              (ii)   The Issuer will not enter into substantive negotiations (which term shall not include preliminary discussions prior to the execution of a letter of intent or similar document or, if there shall be no letter of intent or similar document, the entry into substantive negotiations of a draft definitive agreement) to offer to sell or sell any such further equity interest until the earlier to occur of the Subsequent Closing of the Third Disbursement Note or the delivery of an Unfavorable Responsive Notice; provided, however, the Issuer may enter into such substantive negotiations with, and may offer to sell and sell such further equity interest to, any Investor at any time if the Purchaser and the Investors are informed of all related discussions promptly and are offered the opportunity to purchase such further equity in the Issuer, such purchase to be in accordance with the terms of the relevant Stock Purchase Agreement if and to the extent such Stock Purchase Agreement is applicable in accordance with its terms.

              (iii)  The Purchaser and the Investors will participate in the purchase of such further equity interest, if they elect to do so, in proportion to the number of shares of Common Stock (treating the Notes and any other securities of the Issuer held by them as if converted or exercised for Common Stock in accordance with the terms thereof) taken as a percentage of' the total number of shares of Common Stock then issued or so issuable then owned by the Purchaser and each of the Investors, or as the Purchaser and the Investors may otherwise designate.

            (b)   The provisions of Section 8.6(a) above to the contrary, notwithstanding, the Issuer may:

              (i)    Enter into substantive negotiations at any time with respect to a Qualified Public Offering.

              (ii)   File a Registration at any time with respect to a Qualified Public Offering.

              (iii)  Effect a Registration at any time after the earlier to occur of the Subsequent Closing of the Third Disbursement Note with respect to a Qualified Public Offering or delivery of an Unfavorable Responsive Notice under Section 2.3 hereof and take all steps that are necessary or appropriate to consummate the transactions contemplated by such Registration."

        Capitalized terms used herein and not defined shall have the meanings set forth in the Purchase Agreement.

        Except as amended herein, the terms and conditions in the Purchase Agreement remain in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed by their respective employees thereunto duly authorized as of the day and year first above written.

DISPLAYTECH, INC.
By	/s/ MARK A. HANDSCHY
Name: Mark A. Handschy
Title: President
HEWLETT-PACKARD COMPANY
By	/s/ ANN O. BASKINS
Name: Ann O. Baskins
Title: Assistant Secretary and Senior Managing Counsel

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AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENT